UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2008

                Accelerated Building Concepts Corporation

(Exact name of registrant as specified in its charter)

        Delaware

(State or Other Jurisdiction of Incorporation)

1-11873	02-0545879
(Commission File Number)	(IRS Employer Identification No.)

8427 South Park Circle. Suite 150, Orlando, Florida _____________________________________________	32819
(Address of Principal Executive Offices)	Zip Code)

   (407) 859-8862

Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETE INTERIM REVIEW.

On August 19, 2008, the Company filed a Form 8-K related to the receipt of a comment letter from the Securities Exchange Commission (“SEC”) in connection with its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the period ended March 31, 2008 (the “Comment Letter”). The Comment Letter questioned, in part, the registrants accounting treatment of a reverse acquisition transaction and related recapitalization which occurred in fiscal year 2007. In the filing on August 19, 2008, the Company stated that it was reviewing the Comment Letter with the assistance of its independent accountants. The Company, under the assumption that the SEC’s Comment Letter was appropriately stating that the financials were not reported correctly related to the reverse merger, stated that the financials “...should no longer be relied upon because an error in such financial statements as addressed in Accounting Principals Board Opinion No. 20, as may be modified, supplemented or succeeded.”

The Company filed its response to the SEC on November 7, 2008 with the appropriate validation that the Company did report its financials correctly. Therefore, the previously filed Form 8-K dated August 19, 2008, is not valid.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits:

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATED BUILDING CONCEPTS CORPORATION

/s/ Joseph Sorci

Joseph Sorci
Chief Executive Officer

Date: November 10, 2008

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